IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE DISTRICT OF DELAWARE







IN RE:                                      Chapter 11

FRUEHAUF TRAILER                            CASE NO. 96-1563 (PJW)
CORPORATION,
MARYLAND SHIPBUILDING &
DRYDOCK COMPANY, F.G.R., INC.,
JACKSONVILLE SHIPYARDS, INC.,
FRUEHAUF INTERNATIONAL,                     Jointly Administered
LIMITED, FRUEHAUF CORPORATION,
THE MERCER CO., DEUTSCHE
FRUEHAUF HOLDING CORPORATION,
MJ HOLDINGS, INC., and
E. L. DEVICES, INC.,

    Debtors.


                 ---------------------------------------
                   DEBTORS' FIRST AMENDED JOINT PLAN OF
                    REORGANIZATION DATED JUNE 24, 1998
                 ---------------------------------------

                           TABLE OF CONTENTS

                                                                    Page

ARTICLE 1
   DEFINITIONS                                                        2
   Rules of Interpretation                                            2

ARTICLE 2
   DESIGNATION OF CLAIMS AND INTERESTS                                7
   2.1  Summary                                                       8

ARTICLE 3
   TREATMENT OF UNCLASSIFIED CLAIMS                                   8
   3.1  Administrative Claims                                         8
          (a)  General                                                8
          (b)  Payment of Statutory Fees                              9
          (c)  Bar Date for Administrative Claims                     9
               (i)  General Provisions                                9
               (ii) Professionals                                     9
               (iii)Tax Claims                                        9
   3.2  Treatment of Pre-Petition Tax Claims                         10

ARTICLE  4
    CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS  10
    4.1  Class 1 - Priority Claims                                   10
    4.2  Class 2 - Secured Claims of Holders of Senior Notes         11
    4.3  Class 3 - Secured Claims Other Than Claims of Holders
           of Senior Notes                                           11
    4.4  Class 4 - General Unsecured Claims                          11
    4.5  Class 5 - Old Common Stock                                  11
    4.6  Class 6 - Old Warrants                                      12
    4.7  Class 7 - Securities Claims                                 12

ARTICLE 5
   ACCEPTANCE OR REJECTION OF THE PLAN                               12
    5.1  Voting Classes                                              12
    5.2  Presumed Acceptance of Plan                                 12
    5.3  Presumed Rejection of Plan                                  12

ARTICLE 6
   MEANS FOR EXECUTION AND IMPLEMENTATIONOF THE PLAN                 12
    6.1  Funding of the Distribution Fund                            12
    6.2  Transfer of Wabash Securities to Indenture Trustee          12
    6.3  Change of Plan Sponsorship for the Management and Union
           Plans                                                     12
    6.4  Transfer of Hogan's Creek Property and Picketville Property 13

    6.5  Foreclosure by Holders of Senior Notes                      13
    6.6  Transfer by Debtors of Assets to the Liquidating Trust      13
    6.7  Ratification of Liquidating Trust Agreement                 13
          (a)  Powers and Duties                                     13
          (b)  Compensation of Trustee                               13
          (c)  Limitation of Liability                               13
          (d)  Indemnity                                             13
          (e)  Right to Hire Professionals                           14
          (f)  Right to Pursue all Causes of Action of the Debtors   14
          (g)  Treatment of Distribution Fund Surplus                14
          (h)  Limitation on the Trustee                             14
          (i)  Distribution of Trust Certificates                    14
          (j)  Tax Treatment of the Liquidating Trust                14
          (k)  Termination of Liquidating Trust                      15
    6.8  Dissolution of Corporate Entities                           15
    6.9  Cancellation of Old Securities                              15
    6.10 Registration  Exemption for Debtors' Wabash Securities and
           Beneficial Interests in the Liquidating Trust             15
    6.11 Corporate Action                                            15
    6.12 Preservation of Rights of Action                            15
    6.13 Objections to Claims                                        16
    6.14 Exemption from Stamp and Similar Taxes                      16

ARTICLE  7
   FUNDING  AND METHODS OF DISTRIBUTION ANDPROVISIONS FOR
     TREATMENT OF DISPUTED CLAIMS                                    16
    7.1  Funding of Distributions Under the Plan                     16
    7.2  Cash Distributions                                          16
    7.3  Distribution Procedures                                     16
    7.4 Distributions to Holders of Allowed Administrative Expense Claims, Pre-Petition Tax Claims and Class 1
          Priority Claims                                            16
    7.5  (a)  Distributions to Holders of Allowed Class 2 Claims     17
         (b)  Certification of Claims by Indenture Trustee           17
         (c)  Surrender and Cancellation of Old Securities           17
         (d)  Ballot  Record Date; Distributions to Holders of
               Senior Notes                                          17
    7.6  Disputed Claims                                             18
    7.7  Delivery  of   Distributions and Undeliverable or
          Unclaimed Distributions                                    18
          (a)  Delivery of Distributions in General                  18
          (b)  Undeliverable Distributions                           18

              (i)  Holding and Investment of Undeliverable Property  18
              (ii) Distribution of Undeliverable Property  After
                   it  Becomes Deliverable and Failure to  Claim
                   Undeliverable Property                            18
    7.8  Distributions on Account of Unsecured Class 4 Claims        18
    7.9  De Minimis Distributions                                    19
    7.10 Failure to Negotiate Checks                                 19
    7.11 Compliance with Tax Requirements                            19
    7.12 Setoffs                                                     19
    7.13 Fractional Interests                                        19

ARTICLE 8
   TREATMENT OF EXECUTORY CONTRACTSAND UNEXPIRED LEASES              19
     8.1  Rejection of All Executory Contracts and Leases Not Assumed19
     8.2  Bar Date for Filing of Rejection Claims                    19


ARTICLE 9
   EFFECTS OF PLAN CONFIRMATION                                      20
     9.1  Transfers to Liquidating Trust are Free and Clear
           of Claims Against Debtors                                 20
     9.2  No Liability for Solicitation or Participation             20
     9.3  Limitation of Liability                                    20
     9.4  Other Documents and Actions                                20
     9.5  Post-Consummation Effect of Evidences of Claims or Interests 20
     9.6  Term of Injunctions or Stays                               21


ARTICLE 10
   CONFIRMABILITY OF PLAN AND CRAMDOWN                               21

ARTICLE 11
   RETENTION OF JURISDICTION                                         21

ARTICLE 12
   MISCELLANEOUS PROVISIONS                                          22
     12.1 Fractional Dollars                                         22
     12.2 Modification of Plan                                       22
     12.3 Withdrawal of Plan                                         22
     12.4 Governing Law                                              23
     12.5 Time                                                       23
     12.6 Payment Dates                                              23
     12.7 Headings                                                   23
     12.8 Successors and Assigns                                     23
     12.9 Severability of Plan Provisions                            23
     12.10 No Admissions                                             23
     12.11 Dissolution of Unsecured Creditors' Committee             23
     12.12 Notices                                                   23

                  IN THE UNITED STATES BANKRUPTCY COURT

                      FOR THE DISTRICT OF DELAWARE



IN RE:                                     Chapter 11

FRUEHAUF TRAILER                           CASE NO. 96-1563 (PJW)
CORPORATION, MARYLAND SHIPBUILDING
 & DRYDOCK COMPANY, F.G.R., INC.,
JACKSONVILLE SHIPYARDS, INC.,
FRUEHAUF INTERNATIONAL,                    Jointly Administered
LIMITED, FRUEHAUF CORPORATION,
THE MERCER CO., DEUTSCHE
FRUEHAUF HOLDING CORPORATION,
MJ HOLDINGS, INC., and
E. L. DEVICES, INC.,

    Debtors.


              DEBTORS' FIRST AMENDED JOINT PLAN OF
               REORGANIZATION DATED JUNE 24, 1998


     Fruehauf Trailer Corporation, Maryland Shipbuilding & Drydock Company, F.G.R., Inc., Jacksonville Shipyards, Inc., Fruehauf International Limited, Fruehauf Corporation, The Mercer Co., Deutsche-Fruehauf Holding Corporation, MJ Holdings, Inc., and E.L. Devices, Inc. (collectively, the "Debtors"), as debtors and debtors-in-possession, propose this First Amended Joint Plan of Reorganization dated June 24, 1998 (the "Plan") pursuant to section 1121(a) of Title 11 of the United States Code for the resolution of the Debtors' outstanding creditor claims and equity interests. Reference is made to the Debtors' Disclosure Statement (the "Disclosure Statement") for a discussion of the Debtors' history, business, properties and results of operations, and for a summary of this Plan and certain related matters.

     All holders of Claims and Interests are encouraged to read the Plan and the Disclosure Statement in their entirety before voting to accept or reject this Plan. No materials, other than the Disclosure Statement and any exhibits and schedules attached thereto or referenced therein, have been approved by the Debtors for use in soliciting acceptances or rejections of this Plan.

                                ARTICLE 1

                               DEFINITIONS

     Rules  of  Interpretation.  As used  herein,  the
following terms have the respective meanings specified below, and such meanings shall be equally applicable to both the singular and plural, and masculine and feminine, forms of the terms defined. The words "herein," "hereof," "hereto," "hereunder" and others of similar import, refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan. Captions and headings to articles, sections and exhibits are inserted for convenience of reference only and are not intended to be part of or to
affect the interpretation of the Plan.   The rules  of
construction set forth in section 102 of the Bankruptcy Code shall apply. In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule
9006(a) shall  apply.   Any capitalized term used but not
defined  herein shall  have  the meaning ascribed to such term
in the  Bankruptcy Code.   In  addition to such other terms as
are defined in other sections of the Plan, the following capitalized terms have the following meanings when used in the Plan.

     1.1 "Administrative Claim" means a Claim for costs and expenses of administration allowed under section 503(b) of the Bankruptcy Code and referred to in section 507(a)(1) of the Bankruptcy Code.

     1.2 "Affiliate" means (a) an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities
(i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote, or (b) a corporation twenty percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by a Debtor, or by an entity that directly or indirectly owns, controls or holds with power to vote, twenty percent or more of the outstanding voting securities of a Debtor, other than an entity that holds such securities (i) in a fiduciary or agency capacity without sole discretionary power to vote such securities or (ii) solely to secure a debt, if such entity has not in fact exercised such power to vote.

     1.3 "Allowed Claim" means a Claim that is (1) not a Disputed Claim or (b) a Claim that has been allowed by a Final Order.

     1.4 "Ballots" means the written Ballots for acceptance or rejection of the Plan.

     1.5  "Ballot Record Date" means                     , 1998.

     1.6   "Ballot Return Date" means 5:00 p.m. Eastern
Daylight Time on                     , 1998, unless and to the
extent such date is extended by the Debtors in accordance with the Disclosure Statement.

     1.7 "Bankruptcy Code" or "Code" means Title 11 of the United States Code as now in effect or hereafter amended.

     1.8   "Bankruptcy Court" means the United States
Bankruptcy Court for the District of Delaware, which presides over this proceeding, or if necessary, the United States
District Court for said District having original jurisdiction over this case.

     1.9   "Bankruptcy Rules" means, collectively (a) the
Federal Rules of Bankruptcy Procedure, and (b) the local rules of the Bankruptcy Court, as applicable from time to time in the Reorganization Case.

     1.10 "Beneficial Interestholders" shall mean the holders of the Class A Beneficial Interests and the holders of the Class B Beneficial Interests.

     1.11 "Bondholders' Committee" means the Unofficial
Committee of Senior Secured Noteholders.

     1.12  "Business Day" means any day, other than  a
Saturday, Sunday  or  "legal  holiday"  (as  defined  in
Bankruptcy   Rule 9006(a)).

     1.13 "Cash" means cash, wire transfer, certified check,
cash equivalents   and   other   readily  marketable
securities   or instruments,  including, without limitation,
readily marketable direct obligations of the United States of America, certificates of deposit issued by banks, and commercial paper of any Person, including interests accrued or earned thereon, or a check from the Liquidating Trust.

     1.14 "Claim" means any right to payment from the Debtors arising before the Confirmation Date, whether or not
such  right is   reduced   to  judgment,  liquidated,
unliquidated,   fixed, contingent,  matured, unmatured,
contested, uncontested, legal, equitable, secured, or unsecured; or any right to an equitable remedy for breach of performance if such breach gives rise to a right of payment from the Debtors prior to the Confirmation Date, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, contested, uncontested, secured or unsecured.

     1.15 "Class" means one of the classes of Claims or Interests defined in Article III hereof.

     1.16 "Class A Beneficial Interest" means the respective rights and interests of the holders of Allowed Class 2 Claims and, if Class 4 accepts the Plan, the holders of Allowed Class 4 Claims in the Liquidating Trust, subject to the interest of the holders of Allowed Administrative, Priority and Pre-Petition Tax Claims in the Distribution Fund.

     1.17 "Class B Beneficial Interest" means the respective rights and interests of the holders of Allowed
Administrative, Priority  and Pre-Petition Tax Claims in the
Liquidating  Trust's Distribution Fund.

     1.18 "Company" means Fruehauf Trailer Corporation, a Delaware Corporation, and its Affiliates.

     1.19  "Confirmation" means the entry of a Confirmation
Order confirming  this Plan at or after a hearing pursuant  to section 1129 of the Bankruptcy Code.

     1.20 "Confirmation Date" means the date the Confirmation Order is entered on the docket of the Bankruptcy
Court.

     1.21 "Confirmation Order" means the order entered by the Bankruptcy Court confirming the Plan pursuant to section
1129  of the Bankruptcy Code.

     1.22  "Debtors" means Fruehauf Trailer Corporation,
Maryland Shipbuilding   &  Drydock  Company,  F.G.R.,  Inc.,
Jacksonville Shipyards,   Inc.,   Fruehauf  International
Limited,   Fruehauf Corporation,   The   Mercer   Co.,
Deutsche-Fruehauf    Holding Corporation, MJ Holdings, Inc., and
E.L. Devices, Inc.

        1.23 "Disclosure Statement" means the Disclosure Statement filed by the Debtors as approved by the Bankruptcy
Court  for submission    to   the   Creditors,   Interest
holders,    and parties-in-interest of the Debtors, as it may
have  been  amended or supplemented from time to time.

     1.24  "Disputed Claim" means a Claim as to which a proof
of claim has been Filed or deemed Filed under applicable law, as to which an objection has been or may be timely Filed and which objection, if timely Filed, has not been withdrawn on or before any date fixed for Filing such objections by the Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely Filed, for the purposes of this Plan, a Claim shall be considered a Disputed Claim to the extent that:
(i) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim listed by the Debtors in their respective Schedules to the extent of such excess; (ii) any corresponding Claim listed by the Debtors in
their respective  Schedules  has been   scheduled   as
disputed,  contingent,  or   unliquidated, irrespective  of the
amount scheduled; or (iii) no corresponding Claim has been listed by the Debtors in their respective Schedules. Disputed Claims also includes Claims subject to a pending action for equitable subordination of such Claims.

     1.25  "Distribution Fund" means the portion of the
Debtors' Cash on the Effective Date which shall be transferred to the Liquidating Trust, on behalf of and for the benefit of the holders of Allowed Administrative, Priority and Pre-Petition Tax Claims. The amount of Cash in the Distribution Fund shall equal the aggregate of (a) the allowed amount of all Administrative Claims, Pre-Petition Tax
Claims and Priority Claims; and (b)  the asserted   amount  or
court-estimated  amount  of  Disputed   or undetermined (i)
Administrative Expense Claims, (ii) Pre-Petition Tax   Claims,
and  (iii)  Priority  Claims.   With  respect   to
Administrative Claims for compensation and reimbursement of expenses of professionals or other persons pursuant to sections 328, 330, 331 and 503(b) of the Bankruptcy Code, the amount of Cash to be deposited shall be the amount sought or the maximum amount estimated to be sought for such compensation and expenses. The Distribution Fund shall not include interest earned on the Distribution Fund after the Effective Date.

     1.26 "Distribution Fund Surplus" shall be the amount of Cash, if any, remaining in the Distribution Fund after the payment of all Allowed Administrative Expense Claims, Allowed Priority Claims and Allowed Pre-petition Tax Claims.

     1.27 "Distributions" means the properties or interests in property to be paid or distributed hereunder to the holders of Allowed Claims.

     1.28  "Docket"  means the docket in the Reorganization
Case maintained by the Clerk.

     1.29 "Effective Date" means the date selected by the Debtors which is between the first (1st) and forty fifth (45th) business days on which no stay of the Confirmation Order is and
remains in effect.   The Effective Date may be specified in the
Confirmation Order or in a separate document filed with the Bankruptcy Court. If no designation is made, it shall be the first day of that period.

     1.30   "Estates"   means   the  estates   created   in
the Reorganization Case under section 541 of the Bankruptcy Code.

     1.31  "Executory Contract" means any unexpired lease
and/or executory contract as set forth in section 365 of the
Code.          1.32 "File" or "Filed" means filed with the
Bankruptcy Court in the Reorganization Case.

     1.33 "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the Docket in the Reorganization
Case, which has  not been reversed, stayed, modified or amended.

     1.34 "Foreclosed Assets" means the Debtors' assets on which the Indenture Trustee shall be deemed to have foreclosed the liens of the holders of the Senior Notes pursuant to Section 6.5 of this Plan. The Foreclosed Assets shall include all assets of the Debtors, including, but not limited to, the stock of JSI Property Corp., Pension Corp.
and Fruehauf de Mexico and all rights to receive tax refunds, but excluding the Distribution Fund and the Wabash Securities.

     1.35 "Hogan's Creek Property" means the 3.43 acres of real property located in Duval County, Florida, owned by Jacksonville Shipyards, Inc.

     1.36 "Impaired" as to a Class means the Plan alters the legal, equitable or contractual rights of a Claim or Interest holder within the meaning of 11 U.S.C. 1124.

     1.37  "Indenture" means the Indenture, dated as  of  May
1, 1995 between Fruehauf Trailer Corporation and IBJ Schroder
Bank & Trust Company, as Trustee, as amended, relating to the Senior Notes.

     1.38  "Indenture Trustee" means IBJ Schroder  Bank  &
Trust Company, as trustee under the Indenture.

     1.39 "Interest" means the rights of the owners and/or holders of outstanding share or shares of the Company's
Class A Common Stock and Class B Common Stock with respect of such Interest as of the date immediately preceding the Petition Date.

     1.40  "JSI  Property  Corp." means a newly-created
Delaware corporation  to  which  the  Hogan's  Creek  Property
and   the Picketville   Property  shall  be  transferred  by
Jacksonville Shipyards, Inc.

     1.41 "Liquidating Trust" or "Trust" means that certain trust substantially in the form of Exhibit "A" attached to the Plan.

     1.42 "Liquidating Trust Account" means the segregated account created by the Liquidating Trustee for the initial deposit of all funds received by the Liquidating
Trust.

     1.43 "Liquidating Trust Proceeds" shall be the net proceeds of all assets held by the Liquidating Trust, excluding the Distribution Fund.

     1.44  "Liquidating Trustee" or "Trustee" means Chriss
Street or his successor selected in accordance with the Liquidating Trust Agreement, as trustee for the Liquidating
Trust.

     1.45   "Management   Plan"  means   the   Fruehauf
Trailer Corporation   Retirement  Plan  sponsored  by  Fruehauf
Trailer Corporation.

     1.46  "Old Common Stock" means the Common Stock of
Fruehauf Trailer Corporation.

     1.47 "Old Securities" means the Senior Notes, the Old
Common Stock and the Old Warrants.

     1.48 "Old Warrants" means the Company's common stock warrants issued May 3, 1995 and any other Company warrants outstanding on the Effective Date.

     1.49 "Order" means an order or judgment of the Bankruptcy Court as entered on the Docket.

     1.50   "Pension   Corp."  means  a  newly-created
Delaware corporation  which will be owned by Fruehauf Trailer
Corporation, will  become sponsor of the Pension Plans and will
be  foreclosed by   the  holders  of  the  Senior  Notes  and
conveyed  to  the Liquidating Trust.

     1.51 "Pension Plans" means the Management Plan and the
Union Plan.

     1.52 "Person" means any individual, corporation, general partnership, limited partnership, association,
joint   stock company,   joint  venture,  estate,  trust,
indenture   trustee, government  or any political subdivision,
governmental unit (as defined in the Bankruptcy Code), official committee appointed by the United States Trustee, unofficial committee of creditors or equity holders or other entity.

     1.53 "Petition Date" means October 7, 1996, the date on which Debtors filed their voluntary Chapter 11 petitions.

     1.54  "Picketville  Property" means the 6.16  acre
landfill located   in   Duval  County,  Florida,  owned  by
Jacksonville Shipyards, Inc.

     1.55 "Plan" means this Joint Plan of Reorganization in its present form, or as it may be amended, modified, and/or supplemented from time to time in accordance with the Bankruptcy Code, or by agreement of all affected parties, or by order of the Bankruptcy Court, as the case may be.

     1.56 "Pre-Petition Tax Claim" means a Tax Claim that arises prior to the Petition Date.

     1.57 "Priority Claim" means all Claims entitled to priority under 11 U.S.C. 507(a) of the Bankruptcy Code, other than an Administrative Claim or a Tax Claim.

     1.58 "Pro Rata" means proportionately, based on the percentage of the distribution made on account of a particular Allowed Claim bears to the distributions made on account of all Allowed Claims of the Class in which the Allowed Claim is included.

     1.59 "Rejection Claim" means a Claim resulting from the rejection of a lease or executory contract by a Debtor.

     1.60 "Reorganization Case" means, collectively, the Debtors' cases under Chapter 11 of the Bankruptcy Code that were commenced on the Petition Date.

     1.61 "Requisite Percentage of Class A Beneficial Interests" shall mean the percentage of Class A Beneficial Interests to which holders of Allowed Class 2 Claims are entitled to share Pro Rata, such percentage being 100% if Class 4 rejects the Plan and 94.5% if Class 4 accepts the Plan.

     1.62   "Schedules"  means  the  Schedules  of   Assets
and Liabilities,  Statement  of Financial Affairs  and
Statement of Executory Contracts that may be filed by the Debtors with the Bankruptcy Court, as amended or supplemented on or before the Confirmation Date, listing the liabilities and assets of the Debtors.

     1.63 "Secured Claim" means any Claim that is secured by a lien on property in which the Estates have an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Estates' interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code.

     1.64 "Securities Claims" means (i) any Claim arising from rescission of a purchase or sale of Old Common Stock or for damages arising from the purchase or sale of Old Common Stock, or (ii) any Claim for indemnity, reimbursement, or contribution on account of any such Claim.

     1.65 "Security Agreement" means the documentation under which a lien against property is reflected.

     1.66  "Senior  Notes" means the 14.75% Senior Secured
Notes due 2002.

     1.67 "Tax Claim" means either (a) an Unsecured Allowed Claim of a governmental entity as provided by section 507(a)(8) of the Code, or (b) an Allowed Claim of a governmental entity secured by a lien on property of the Debtors under applicable state law.

     1.68 "Trust Certificates" means the written instruments evidencing the Class A Beneficial Interest in the Liquidating Trust of a holder of an Allowed Claim in Class 2 and if Class 4 accepts the Plan, an Allowed Claim in Class 4.

     1.69  "Union  Plan" means the Pension Plan for Hourly
Rated (Union)  Employees of Jacksonville Shipyards, Inc.
sponsored  by Jacksonville Shipyards, Inc.

     1.70 "Unsecured Claim" means any Claim that is not an Administrative Claim, Priority Claim, Pre-Petition Tax Claim or Secured Claim.

     1.71 "Unsecured Creditors' Committee" means the Official Committee of Unsecured Creditors appointed in the Reorganization Case by the United States Trustee pursuant to section 1102 of the Bankruptcy Code, as constituted by the addition or removal of members from time to time.

     1.72 "Wabash" means Wabash National Corporation.

     1.73 "Wabash Securities" means the Wabash Common and Preferred Stock owned by Debtor on the Effective Date.

     1.74   "Warrant   Notes"  means  the   Company's
unsecured promissory notes in the approximate amount of $8.5 million due October, 1998.


                           ARTICLE 2

                 DESIGNATION OF CLAIMS AND INTERESTS


This  Plan  substantively consolidates  the  Claims  against the Debtors and their treatment. Substantive consolidation for Plan purposes is appropriate in this case because all of the Debtors' assets are encumbered by liens in favor of the holders of Senior Notes and without their agreement to the
distributions  provided by   the   Plan,  unsecured  creditors,
including   holders   of Administrative  and  Priority Claims,
would receive nothing on their Claims. This Plan shall serve as a request by the Debtors, in lieu of a separate motion, to
the Bankruptcy Court, that  it grant   substantive
consolidation  of  the  Debtors'   estates. Substantive
consolidation  will  result  in  extinguishment   of
intercompany claims between the various Debtors' estates.

     2.1 Summary. The following is a designation of the classes of Claims and Interests under this Plan. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Tax Claims described in Article 3 of this Plan have not been classified and are excluded from the following classes. A Claim or Interest is classified in a
particular class  only  to  the extent   that  the  Claim  or
Interest  qualifies   within   the description of that class,
and is classified in another class or classes to the extent that any remainder of the Claim or Interest qualifies within the description of such other class or classes. A Claim or Interest is classified in a particular class only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that class and has not been paid, released or otherwise satisfied before the Effective Date; a Claim or Interest which is not an Allowed Claim or Allowed Interest is not in any Class. Notwithstanding anything to the contrary contained in this Plan, no distribution shall be made on account of any Claim or Interest which is not an Allowed Claim or Allowed Interest.


     Class                                                   Status
     ------                                                --------
 A.   Secured Claims
-------------------
     Class  2:  Secured  Claims of holders            Impaired entitled to vote
              of Senior Notes

     Class  3:  Secured Claims other  than            Impaired entitled to vote
               Senior Note Claims


B.   Unsecured Claims
---------------------

     Class 1: Priority Claims                      Unimpaired - no right to vote

     Class 4: All Unsecured Claims Against             Impaired-entitled to vote
             the Debtors


C.   Interests
--------------
     Class 5: Old Common Stock                  Impaired deemed to have rejected

     Class 6: Old Warrants                      Impaired deemed to have rejected

     Class 7: Securities Claims                 Impaired deemed to have rejected


                           ARTICLE 3

                TREATMENT OF UNCLASSIFIED CLAIMS

     3.1  Administrative Claims.

          (a)   General.   Subject  to the  bar  date
provisions herein, unless otherwise agreed to by the parties, each holder of an Allowed Administrative Claim shall receive Cash equal to the unpaid portion of such Allowed Administrative Claim or such other amount as agreed between the Debtors and the holder of such Claim on the later of (a) the Effective Date or as soon as practicable thereafter, (b) the date on which such Claim becomes an Allowed Administrative Claim and (c) such other date as is mutually agreed upon by the Debtors and
the holder of such  Claim.   All holders  of Allowed
Administrative Claims shall have a beneficial interest in the Liquidating Trust's Distribution Fund, and the Distribution Fund shall be the sole source of payment of such Claims.

          (b)   Payment  of  Statutory Fees.   All  fees
payable pursuant to 28 U.S.C. 1930 shall be paid in Cash equal to the amount of such Administrative Claim when due.

          (c)  Bar Date for Administrative Claims.

               (i)    General   Provisions.    Subject   to
the exceptions provided in sections 3.1(c)(ii) and (iii), by Order dated August 13, 1997, the Court established October 6, 1997 as the date by which certain holders of Administrative Claims arising prior to August 13, 1997 must have filed Administrative Proofs of Claim in lieu of requests
for payment of Administrative Claims.   Holders of
Administrative Claims that have not filed such Proofs of Claim by the applicable Administrative Claim bar date shall be forever barred from asserting such Claims against the Debtors, the Liquidating Trust or any of the Debtors' property.

               (ii)  Professionals.  All professionals  or
other entities requesting compensation or reimbursement of expenses pursuant to sections 327, 328, 330, 331, 503(b) and 1103 of the Bankruptcy Code for services rendered before the Effective Date (including, without limitation, any compensation requested by any professional or any other entity for making a substantial contribution in the Reorganization Case) shall File and serve on the Liquidating Trustee at 1111 Bayside Drive, Suite 100, Corona del Mar, California 92625-1755; Haynes and Boone, L.L.P. (Attn.: Robin Phelan),
901 Main Street, Dallas, Texas 75202-3789, as counsel to the Bondholders' Committee; Camhy Karlinsky & Stein LLP (Attn:
David Neier), 1740 Broadway, New York, NY 10019; Morris, Nichols, Arsht & Tunnell (Attn: William H. Sudell, Jr.), 1201 North Market Street, Wilmington, Delaware 19801; and The Honorable Patricia A. Staiano, United States Trustee
(Attn.: Daniel K. Astin), The Curtis Center, 601 Walnut Street, Suite 950W, Philadelphia, PA 19106; an application for final allowance of compensation and reimbursement of expenses no
later than fortyfive   (45)  days  after  the  Effective  Date.
Objections   to applications  of professionals for compensation
or reimbursement of expenses must be Filed and served on the Liquidating Trustee and the professionals to whose application the objections are addressed no later than
seventy (70) days after  the  Effective Date.   Any
professional fees and reimbursements or expenses incurred by the Liquidating Trust subsequent to the Effective Date may be paid by the Liquidating Trust without application to the Bankruptcy Court. The Liquidating Trustee shall pay the reasonable fees and expenses of the professionals of the Bondholders' Committee incurred prior to the Effective Date and the fees and expenses of the Indenture Trustee incurred prior to the Effective Date as determined by the Court.

               (iii) Tax Claims. All requests for payment of Administrative Claims and other Claims by a governmental unit for taxes (and for interest and/or penalties related to such taxes) for any tax year or period, all or any portion of which occurs or falls within the period from and including the Petition Date through and including the Effective Date ("Post-petition Tax Claims") and for which no bar date has otherwise been previously established, must be Filed on or before the later of (i) 45 days following the Effective Date; and (ii) 90 days following the filing with the applicable governmental unit of the tax return for such taxes for such tax year or period. Any holder of any Post-petition Tax Claim that is required to File a request for payment of such taxes and does not File such a Claim by the applicable bar date shall be forever barred from asserting any such Post-petition Tax Claim against any of the Debtors, the Liquidating Trust or their respective properties, whether any such Post-petition Tax Claim is deemed to arise prior to, on, or subsequent to the Effective Date. To the extent that the holder of a Tax Claim holds a lien to secure its Claim under applicable state or federal law that survives the deemed foreclosure by the holders of the Senior Notes, the surviving lien shall attach to the Distribution Fund and remain in effect until the Tax Claim has been paid in full. To the extent that a Tax Claim is a Disputed Claim, any lien securing such Disputed Claim under applicable state or federal law shall attach to the Distribution Fund for such Disputed Claim. Upon disallowance of a Disputed Tax Claim or allowance and payment of such claim, such lien shall be
released.   Failure  by the Liquidating  Trustee  to  make  a
payment on an Allowed Tax Claim pursuant to the terms of the Plan shall be an event of default. If the Liquidating Trustee fails to cure an event of default as to an Allowed Tax Claim within twenty (20) days after service of written notice of default from the holder of such Allowed Tax Claim, then the holder of such Allowed Tax Claim may enforce the entire
amount of  its  Claim, plus   interest  as  provided  under
this  Plan,   against   the Liquidating Trust in accordance with
applicable state or federal law remedies. At the option of the Liquidating Trustee and as an alternative to the treatment provided above, the Liquidating Trustee may surrender the property securing the post-petition Tax Claim and allow the holder to foreclose upon the property. Surrendering the property will satisfy the Tax Claim in full.

     3.2   Treatment of Pre-Petition Tax Claims.  Each holder
of an Allowed Pre-Petition Tax Claim shall have a beneficial interest in the Liquidating Trust's Distribution Fund and be paid in Cash from the Distribution Fund on the latest of: (i) the first practicable date after the Effective Date,
(ii) 30 calendar days after the date on which an Order allowing such Claim becomes a Final Order, (iii) the last day the taxes may be paid under applicable law without incurring penalties or interest, and (iv) such other time or times as may be agreed by the holder of such Claim and the Trustee. To the extent that the holder of a Tax Claim holds a lien to secure its Claim under applicable state law following the deemed foreclosure by the holders of the Senior Notes, the surviving lien shall attach to the Distribution Fund and remain in effect until such Allowed Pre-petition Tax Claim has been paid. To the extent that a Tax Claim is a Disputed Claim, any lien securing such Disputed Claim under applicable state law shall either remain in effect or attach to the
Distribution  Fund  reserve  for  such  Disputed   Claim.
Upon disallowance of a Disputed Tax Claim or allowance and payment of such claim, such lien shall be released.
Subject  to  the limitations  of  11  U.S.C.   506(b),  Allowed
Pre-Petition Tax Claims that are secured by liens under applicable state or federal law shall accrue interest, but not penalties, at the rates provided under applicable state or federal law up to the Effective Date, and thereafter, to the extent the liens have survived the deemed foreclosure by the holders of the Senior Notes, shall accrue interest at the rate of 7% per annum. Failure by the Liquidating Trustee to make a payment on an Allowed Tax Claim pursuant to the terms of the Plan shall be an event of default. If the Liquidating Trust fails to cure an event of default as to an Allowed Tax Claim within twenty (20) days after service of written notice of default from the holder of such Allowed Tax Claim, then the holder of such Allowed Tax Claim may enforce the entire amount of its Claim, plus interest as provided under this Plan, against the Liquidating Trust in accordance with applicable state or federal law remedies. At the option of the Liquidating Trustee and as an alternative to the treatment provided above, the Liquidating Trustee may abandon the property securing the Pre-petition Tax Claim and allow the holder to foreclose upon the property. Abandoning the property will satisfy the Tax Claim in full.


                           ARTICLE 4

        CLASSIFICATION AND TREATMENT OF CLASSIFIED CLAIMS AND INTERESTS


     4.1  Class 1 - Priority Claims.

          (a)   Classification: Class 1 consists of all non-tax Priority Claims.
                --------------

          (b)    Treatment:
                 ----------    Class   1   is   unimpaired
and, accordingly, the members of Class 1 are not entitled to vote on the Plan. Unless otherwise agreed to by the parties, each holder of an Allowed Claim in Class 1 will receive a beneficial interest in the Liquidating Trust's Distribution Fund and will be paid the Allowed amount of such Claim in full in Cash by the Liquidating Trust from the Distribution Fund on or before the later of (a) the first practicable date after the Effective Date, (b) the date such Claim becomes an Allowed Claim, and (c) such other date as is mutually agreed upon by the Debtor and the holder of such Claim.

     4.2  Class 2 - Secured Claims of Holders of Senior Notes

          (a)   Classification:  Class 2 consists of the Allowed Secured Claims
                --------------   of the holders of the Senior Notes.

          (b) Treatment: Class 2 is impaired and,accordingly, members of ---------- Class 2 are entitled to vote on the Plan.
Each holder of an Allowed Claim in Class 2 will receive (1) its Pro Rata share of the Wabash Securities free and clear of liens, claims and interests and, (2), either (a) its Pro
Rata share of 100% of the Class A Beneficial Interests in the Liquidating Trust, or (b) if Class 4 accepts the Plan, its Pro
Rata share of 94.5% of the Class A Beneficial Interests in the Liquidating Trust.

     4.3  Class 3 - Secured Claims Other Than Claims of Holders of Senior Notes.

          (a) Classification: Class 3 consists of all Allowed Secured Claims ------------- other than the Claims of holders of Senior Notes.

          (b) Treatment: Class 3 is impaired, and the holders of Allowed Claims ---------- in such Class are entitled to vote on the Plan. At the Debtors' option, on the Effective Date (a) the Plan may leave unaltered the legal, equitable, and contractual rights of the holder of an Allowed Secured Claim, or (b) the Debtors may assume and assign the contract or agreement governing an Allowed Secured Claim pursuant to section
365(b) of the Bankruptcy Code, or (c) the Debtors may pay an Allowed Secured Claim in such manner as may be agreed to between the Debtors and the holder of such Claim, or (d) the Debtors may (i) pay an Allowed Secured Claim in full, in cash, or (ii) the Debtors may surrender to the holder of an Allowed Secured Claim the property securing such Claim, in all of such events, the value of such holder's interest in such property shall be determined (A) by agreement of the Debtors or the Liquidating Trustee and the holder of such Allowed
Secured Claim or (B) if they do not agree, by the Bankruptcy Court.

     4.4  Class 4 - General Unsecured Claims

          (a)  Classification: Class 4 consists of all Allowed Unsecured Claims
               --------------   against  any of the Debtors,
including  trade Claims,  Claims arising out of the Warrant
Notes, the Rejection Claims, any indemnification Claims, and any products liability or personal injury Claims.

          (b)  Treatment:  If Class 4 accepts the Plan (i.e. of those holders of
               ----------   Allowed Claims in Class 4 that vote
on the Plan, the holders of at least two-thirds (2/3) in amount and more than one-half (1/2) in number of Allowed Claims in Class 4 vote in favor of the Plan), each holder of an Allowed
Class 4 Claim will receive its Pro Rata share of 5.5% of the Class A Beneficial Interests in the Liquidating Trust. If
Class 4 rejects the Plan, the holders of Allowed Claims will receive no distribution under the Plan.


     4.5  Class 5 - Old Common Stock.

          (a) Classification: Class 5 consists of all Interests in Old Common --------------- Stock.

          (b)   Treatment:  Holders of Interests in Class 5 will receive  no
                ---------   distribution under the Plan and the Old Common
                            Stock will be canceled.

     4.6  Class 6 - Old Warrants

          (a)  Classification:  Class 6 consists of all Interests of holders of
               --------------   Old Warrants.

          (b)  Treatment:  Holders of Old Warrants will receive no distribution
               ---------   under the Plan and all Old  Warrants shall be
                           canceled.

     4.7  Class 7 - Securities Claims

          (a)   Classification:  Class 7 consists  of Securities Claims (if any
                --------------   exist).

          (b) Treatment: Any Allowed Securities Claims shall be treated ---------- respectively with the same priorities as the Old  Common Stock  and  the  Old Warrants pursuant to section 510(b) of the Bankruptcy Code, and the holders of such Allowed Securities Claims shall receive no distribution under the Plan.

                           ARTICLE 5

              ACCEPTANCE OR REJECTION OF THE PLAN


     5.1  Voting Classes.  The holders of Claims in Classes 2,
3 and 4 are impaired and shall be entitled to vote to accept or reject the Plan.

     5.2 Presumed Acceptance of Plan. Class 1 is unimpaired under the Plan, and therefore, is conclusively presumed to accept the Plan.

     5.3   Presumed Rejection of Plan.  The holders of
Interests in Classes 5, 6 and 7 are not being solicited to accept or reject the Plan and will be deemed to have rejected the Plan.

                           ARTICLE 6

    MEANS FOR EXECUTION AND IMPLEMENTATION OF THE PLAN


     6.1   Funding  of the Distribution Fund.  On  the
Effective Date,  the  Debtors shall first fund the Distribution
Fund which shall be transferred to the Liquidating Trust on behalf of and for the benefit of the holders of Allowed
Administrative, Priority and Pre-Petition Tax Claims.

     6.2  Transfer of Wabash Securities to Indenture Trustee.
On the Effective Date, the Debtors shall then transfer the Wabash Securities to the Indenture Trustee for distribution to the holders of the Senior Notes in accordance with the terms of this Plan.

     6.3  Change of Plan Sponsorship for the Management and
Union Plans.   Prior  to  or on the Effective Date, the  Debtors
shall transfer sponsorship of the current Management Plan and Union Plan to Pension Corp. The current sponsors are Fruehauf Trailer Corporation for the Management Plan and Jacksonville
Shipyards, Inc.  for  the  Union  Plan.   The  Board  of
Directors of the respective sponsors shall approve the change in sponsorship. The administrative provisions of the Management Plan and Union Plan allow for a change in plan sponsorship. The appropriate notices and governmental filings to comply with federal law shall be provided in a timely manner to the appropriate parties. Once the change in sponsorship has been completed, Pension Corp. may elect to merge the Management Plan and Union Plan to form a single plan.

     6.4   Transfer  of  Hogan's Creek Property  and
Picketville Property.   On  the Effective Date, Jacksonville
Shipyards,  Inc. shall  next  transfer the Hogan's Creek
Property and  Picketville Property to JSI Property Corp.

     6.5   Foreclosure  by  Holders  of  Senior  Notes.   On
the Effective Date, the Indenture Trustee will be deemed to have foreclosed the liens of the holders of the Senior Notes on the Foreclosed Assets and to have transferred the
Foreclosed  Assets to  the  Liquidating  Trust.   The
Foreclosed  Assets  shall  be transferred  to the Liquidating
Trust on behalf of and for the benefit of the holders of Class A Beneficial Interests in the Liquidating Trust.

     6.6 Transfer by Debtors of Assets to the Liquidating Trust. On the Effective Date, the Debtors shall convey all of their remaining assets to the Liquidating Trust free and clear of all liens, claims and encumbrances on behalf of and for the benefit of the creditors who will receive a beneficial interest in the Liquidating Trust.

     6.7   Ratification of Liquidating Trust Agreement.   On
the Effective Date, each holder of each Claim will be deemed to have ratified and become bound by the terms of the Liquidating
Trust Agreement.   The Liquidating Trustee is empowered to
execute the Liquidating Trust Agreement on behalf of each holder of a Claim.

          (a) Powers and Duties. The Liquidating Trustee shall have the powers, duties and obligations specified in this Plan and the Liquidating Trust Agreement.

          (b) Compensation of Trustee. The Liquidating Trustee shall be entitled to receive from the Trust Estate compensation for his services as Trustee substantially in accordance with the description at section IV.F.7.b. of the Disclosure Statement which compensation shall be approved
by  the  Court  at  the Confirmation  Hearing.   The Liquidating
Trustee shall also be reimbursed by the Trust Estate for all reasonable out-of-pocket expenses incurred by the Trustee in the performance of his duties.

          (c) Limitation of Liability. The Liquidating Trustee shall use reasonable discretion in exercising each of the powers herein granted. No Liquidating Trustee or any attorney, agent, or servant of the Liquidating Trustee shall be personally liable in any case whatsoever arising in connection with the performance of obligations under this Plan, whether for their acts or their failure to act unless they shall have been guilty of willful fraud or gross negligence.

          The  Liquidating  Trustee may consult  with
attorneys, accountants, and agents, and the opinions of the same shall be full protection and justification to the Liquidating Trustee and his employees for anything done or admitted or omitted or suffered to be done in accordance
with  said  opinions.   The Liquidating  Trustee shall not be
required to give any bond for the faithful performance of his duties hereunder.

          (d)    Indemnity.   The  Liquidating  Trustee  and
his employees and agents will be indemnified by the Liquidating
Trust against claims arising from the good faith performance of duties under the Bankruptcy Code or this Plan.

          (e)   Right  to  Hire Professionals.   The
Liquidating Trustee shall have the right to reasonably utilize the services of attorneys or any other professionals which, in the discretion of the Liquidating Trustee, are necessary to
perform the duties of   the  Liquidating  Trustee.   Reasonable
fees and expenses incurred by the attorneys, accountants or other agents of the Liquidating Trustee shall be paid by the Liquidating Trust.

          (f)   Right  to  Pursue all Causes  of  Action  of
the Debtors.   After the transfers contemplated by Sections  6.5
and 6.6 of this Plan, the Liquidating Trust shall own all causes of action, including preference claims previously owned by the Debtors, and shall be authorized to pursue any causes of action for the benefit of the Liquidating Trust and the holders of the Class A Beneficial Interests.

          (g) Treatment of Distribution Fund Surplus. After the payment of the Allowed Administrative Expense Claims, Priority Claims and Pre-petition Tax Claims of the Class B Beneficial Interestholders, any remaining funds in the Distribution Fund shall be available for distribution to the holders of the Class A Beneficial Interests in the Liquidating Trust.

          (h) Limitation on the Trustee. Two holders of Senior Notes will serve as the Trust Advisory Committee. Either Bankruptcy Court approval or unanimity among the Trust Advisory Committee members and Trustee is required before the Trustee can:

               (1) borrow money in excess of $500,000 or grant liens on any part of the Trust Estate in excess of $500,000;

               (2) sell assets of the Trust Estate with a value in excess of $500,000;

               (3)  modify the Plan;

               (4) initiate and prosecute litigation, including but not limited to claim objections with expected fees and costs in excess of $250,000;

               (5) dispose of or settle any claim or litigation with a potential value to the Liquidating Trust in excess of $500,000; and

               (6) forego making the annual distribution to Certificate Holders required by Section 6.2 of the Liquidating Trust.

          If  unanimity  does  not exist regarding  the
proposed action   and   Bankruptcy  Court  approval  is
requested,   the Liquidating  Trust shall pay the attorneys fees
incurred by the objecting Committee member, up to $25,000 per member during the term of the Liquidating Trust.

          The  Liquidating Trust Agreement may be  modified
only with   the   written   approval  of  the   Class   A
Beneficial Interestholders  holding  over 50%  of  the  Class  A
Beneficial Interests.

          (i)    Distribution   of   Trust   Certificates.
The Liquidating Trust shall distribute Trust Certificates to the holders of the Class A Beneficial Interests in the Liquidating Trust which shall reflect each holder's proportional interest in the Liquidating Trust, subject to the interest of the holders of Class B Beneficial Interests in the Distribution Fund.

          (j)   Tax  Treatment of the Liquidating Trust.   It
is intended  that  the  Liquidating  Trust  will  be  treated as  a "liquidating  trust"  within the meaning of Treasury
Regulations Section  301.7701-4(d).   Accordingly,  for  federal
income tax purposes, the transfer and assignment of the Debtors' assets shall be treated as a deemed transfer and assignment of such assets to the holders of Claims followed by a deemed transfer and assignment by such holders to the
Liquidating  Trust.   The Liquidating  Trust shall provide the
holders of Claims with a valuation of the assets transferred to the Liquidating Trust and such valuation shall be used consistently for all federal income tax purposes. All items of income, deduction, credit or loss of the Liquidating Trust shall be allocated for federal, state and local income tax purposes among the holders of Claims as set forth in the Liquidating Trust agreement; provided, however, that to the extent that any item of income cannot be allocated in the taxable year in which it arises, the Liquidating Trust shall pay the federal, state and local taxes attributable to such income (net of related deductions) and the amount of such taxes shall be treated as having been received by, and paid on behalf
of,  the holders   of   Claims  receiving  such  allocations
when   such allocations are ultimately made.

          (k)   Termination  of Liquidating Trust.   The
duties, powers  and  responsibilities of the  Liquidating
Trustee shall terminate upon the liquidation and distribution to Beneficial Interestholders of all proceeds in the Liquidating Trust estate in accordance with this Plan.

     6.8   Dissolution  of  Corporate  Entities.   Following
the creation of the Distribution Fund, the transfer of the Wabash Securities to the Indenture Trustee, the deemed foreclosure of the Foreclosed Assets by the Indenture Trustee, and the transfer of any remaining assets to the Liquidating Trust on behalf of and for the benefit of the Beneficial Interestholders, the Debtors shall be dissolved or liquidated.

     6.9 Cancellation of Old Securities. On the Effective Date, all Old Securities shall be terminated and canceled, and the indentures or statements of resolution governing
such   Old Securities   shall   be   rendered  void.
Notwithstanding   the foregoing, such termination will not
impair the rights and duties under any indenture as between the Indenture Trustee and the beneficiaries of the trust created thereby (the holders of the Senior Notes) including, but not limited to, the rights of the Indenture Trustee to receive payment of its fees and expenses, to the extent not paid by the Company, from amounts distributable to holders of Senior Notes.

     6.10  Registration Exemption for Debtors' Wabash
Securities and   Beneficial  Interests  in  the  Liquidating
Trust.    The Confirmation Order shall provide that (a) the
distribution of the Wabash Securities to holders of Allowed Class 2 Claims, (b) the transfer to the Liquidating Trust of the stock of Pension Corp. and JSI Property Corp., and (c) the issuance and transfer pursuant to the Plan of the
beneficial  interests  in   the Liquidating  Trust and the Trust
Certificates and any resale of such property shall be exempt from any and all federal, state and local laws requiring the registration of such security, to the fullest extent provided by section 1145 of the Bankruptcy Code.

     6.11  Corporate  Action.   Upon entry  of  the
Confirmation Order,  the  dissolutions contemplated by Section
6.8 shall be deemed authorized and approved in all respects and on the Effective Date, such corporate dissolutions shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to applicable state laws without any requirement of further action by the stockholders or directors of the Debtors. On the Effective Date, the Indenture Trustee and the Liquidating Trustee shall be authorized and directed to take all necessary and
appropriate   actions   to  effectuate   the   transactions
contemplated by the Plan and Disclosure Statement.

     6.12 Preservation of Rights of Action. Except as otherwise provided in the Plan, or in any contract, instrument, release, or other agreement entered into in connection with the Plan in accordance with section 1123(b) of the Bankruptcy Code, the Liquidating Trust, as ultimate successor to the Debtors, shall retain and may enforce any claims, rights and causes of action that the Debtors or the Estates may hold against any entity, including, without limitation, any claims, rights or causes of action arising under sections 544 through 551 or other sections of the Bankruptcy Code or any similar provisions of state law, or any other statute or legal theory. The Liquidating Trust or any successor to or designee thereof may pursue those rights of action, as appropriate, in accordance with what is in the best interests of the Liquidating Trust and those holding interests in the Liquidating Trust.

     6.13 Objections to Claims. Except as otherwise provided for with respect to applications of professionals for compensation and reimbursement of expenses under Article 3, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, objections to Claims, including Administrative Claims, shall be Filed and served upon the holder of such Claim or Administrative Claim not later than the later of (a) one hundred twenty (120) days after the Effective Date, and
(b) one hundred twenty (120) days after a proof of claim or request for payment of such Administrative Claim is Filed,
unless this period is extended  by the  Court.   Such  extension
may occur  ex  parte.   After  the Effective  Date, the
Liquidating Trust shall have the exclusive right to object to Claims.

     6.14  Exemption from Stamp and Similar Taxes.  The
issuance and   transfer  of  the  Wabash  Securities,  the
issuance   and distribution  of the Pension Corp. and JSI
Property Corp. Stock, and the transfer and ultimate sale of the Foreclosed Assets as provided in this Plan shall not be taxed under any law imposing a stamp tax or similar tax in accordance with 11 U.S.C. 1146(c).

                           ARTICLE 7

            FUNDING AND METHODS OF DISTRIBUTION AND
          PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS

     7.1 Funding of Distributions Under the Plan. The Debtors have liquidated 800,000 shares of the Wabash Common
Stock.   A portion  of  the  sale  proceeds was used  to  pay
the Debtors' obligations to Bank of America as Debtor-In-Possession lender. From the remaining proceeds and other cash on hand, the Debtors will fund the Distribution Fund. The Debtors may seek one or more orders of the Bankruptcy Court estimating or limiting the amount of property to be deposited in the Distribution Fund. The Distribution Fund shall be the sole source of funds for the payment of Allowed Administrative Claims, Pre-petition Tax Claims and Priority Claims.

     7.2    Cash  Distributions.   All  Cash  distributions
made pursuant to the Plan shall be made by the Liquidating Trustee from the Liquidating Trust estate. Any such payments may be made either by check or wire transfer, at the option of the payor.

     7.3 Distribution Procedures. Except as otherwise provided in the Plan, all distributions of Cash and other property shall be made by the Liquidating Trustee on the later of the Effective Date or the date on which such Claim is Allowed, or as soon thereafter as practicable. Distributions required to be made on a particular date shall be deemed to
have been made on such date if   actually  made  on  such  date
or  as  soon  thereafter  as practicable.   No  payments  or
other distributions of property shall be made on account of any Claim or portion thereof unless and until such Claim or portion thereof is Allowed.

     7.4   Distributions  to  Holders of  Allowed
Administrative Expense  Claims,  Pre-Petition Tax Claims and
Class  1  Priority Claims.   Commencing  on  the  Effective
Date,  the  Liquidating Trustee  shall,  in  accordance  with
Article  3  of  the  Plan, distribute to each holder of a then
unpaid Allowed Administrative Expense   Claim,  Allowed
Pre-Petition Tax Claim, or Allowed Priority Claim Cash in the Allowed amount of such holder's Claim. The Distribution Fund shall be distributed to the holders of Disputed Administrative Expense Claims, Pre-Petition Tax Claims and other Priority Claims pursuant to Article 3 of the Plan if and to the extent that the balance, if any, of such Claims is Allowed by Final Order. The Liquidating Trust must hold the Distribution Fund in a segregated account for the benefit of the holders of Allowed Administrative, Priority and Pre-Petition Tax Claims until all Disputed Claims that are alleged to be Administrative, Pre-Petition Tax or Priority Claims have been Allowed or disallowed.

     7.5   (a)   Distributions  to Holders  of  Allowed  Class
2 Claims.   The Debtors shall deliver all of the Wabash
Securities and Trust Certificates representing the Requisite Percentage of Class A Beneficial Interests to the Indenture
Trustee.   The Indenture  Trustee shall make the Pro Rata
distribution required by Section 4.2 of the Plan to the holders of the Senior Notes. The Liquidating Trust shall pay all reasonable fees and expenses of the Indenture Trustee in acting as distribution agent as and when such fees and expenses become due without further order of the Bankruptcy Court.

          (b)  Certification of Claims by Indenture Trustee.
The Indenture Trustee shall certify to the Liquidating Trustee a list of the registered holders of the Senior Notes as of the
Ballot Record    Date,   designating   the   name,   address,
taxpayer identification number (if known), certificate number, and the amount of unpaid principal and accrued interest owed to each holder on their respective securities.

          (c)  Surrender and Cancellation of Old Securities.
As a   condition  to  receiving  the  Wabash  Securities  and
Trust Certificates distributable under the Plan, the holders of Senior Notes shall surrender their Senior Notes to the Indenture Trustee for the holders of Senior Notes. When a holder surrenders its Senior Notes to the Indenture Trustee, the Indenture Trustee shall hold the instrument in "book entry only" until such instruments are canceled. Any holder of Senior Notes whose instrument has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering such instrument, deliver to the Indenture Trustee: (a) evidence satisfactory to the Indenture Trustee of the loss, theft, mutilation or destruction of such instrument, and (b) such security or indemnity that may be reasonably required by the Indenture Trustee to hold the Indenture Trustee harmless with respect to any such representation of the holder. Upon compliance with the preceding sentence, such holder shall, for all purposes under the Plan, be deemed to have surrendered
such  instrument.   Any holder of a Senior  Note  which  has
not surrendered or been deemed to have surrendered its Senior Notes prior to the time that the Indenture Trustee distributes the Wabash Securities and Trust Certificates or the Trustee makes a distribution to holders of Trust Certificates may have its distribution reduced by any taxes that the Indenture Trustee or Liquidating Trustee has paid on account of such distribution. Any holder of a Senior Note which has not surrendered or been deemed to have surrendered its Senior Notes within two years after the Effective Date, shall have its Claim as a holder of Senior Notes disallowed, shall receive no distribution on account of its Claim as a holder of Senior Notes, and shall be forever barred from asserting any Claim on account of its Senior
Notes. Any   Wabash   Securities   and  Trust  Certificates
held   for distribution  by  the  Indenture  Trustee  on
account  of   such disallowed claims of holders of Senior Notes
shall be distributed Pro Rata to the remaining holders of Allowed Class 2 claims if the value of such Wabash Securities and Trust Certificates appears, in the sole discretion of the Indenture Trustee, to have a value justifying the cost of such distribution. In all other cases, the Indenture Trustee shall deliver such Wabash Securities and Trust Certificates to the Liquidating Trust.

          As of the Effective Date, all Senior Notes shall represent only the right to participate in the distributions provided in the Plan on account of such Senior
Notes.

          (d)   Ballot  Record Date; Distributions to Holders
of Senior  Notes.   The  Indenture  Trustee  shall  distribute
all distributions of property to be made by the Indenture Trustee pursuant to the Plan to the record holders of Senior Notes, as of the Ballot Record Date, unless, at least five (5) business days prior to a distribution, the holder of any such Claim furnishes (or causes its transferee to furnish) the Indenture Trustee, or its agent, with sufficient evidence (in the Indenture Trustee's or its agent's sole and absolute
discretion) of the transfer  of such   Claim,   in  which  event
the  Indenture  Trustee   shall distribute, or cause to be
distributed, all such distributions of property to such transferee. Following the conveyance of the Foreclosed
Assets and Debtors' Assets to the Liquidating Trust, all distributions to the holders of Senior Notes shall be made by the Liquidating Trustee.

     7.6 Disputed Claims. Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

     7.7    Delivery   of  Distributions  and  Undeliverable
or Unclaimed Distributions.

          (a) Delivery of Distributions in General. Except as provided below in section 7.7(b)(ii) for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (a) except in the case of the holders of Senior Notes, (1) at the addresses set forth on the respective proofs of claim filed by such holders; (2) at the addresses set forth in any written notices of address changes delivered to the Debtors or the Liquidating Trustee after the date of any related proof of claim; or (3) at the address reflected on the Schedule of Assets and Liabilities Filed by the Debtors if no proof of claim or proof of interest is Filed and the Debtors have not received a written notice of a change of address; and (b) in the case of the holder of Senior Notes (1) to the latest mailing address maintained of record by the Indenture Trustee on the Ballot Record Date; or (2) at the addresses set forth in any written notices of address change delivered to the Indenture Trustee or the Liquidating Trustee at least five
(5) business days prior to the applicable distribution.

          (b)   Undeliverable Distributions.

                (i)Holding   and   Investment  of
Undeliverable Property. If the distribution to the holder of any Claim is returned to the Liquidating Trust or the Indenture Trustee as undeliverable, no further distribution shall be made to such holder unless and until the Liquidating Trust is notified in writing of such holder's
then current  address.   Subject  to Section  7.7(b)(ii),
undeliverable distributions shall remain in the possession of the Liquidating Trust pursuant to this section until such times as a distribution becomes deliverable.

                Unclaimed Cash shall be held in trust in a segregated bank account in the name of the Liquidating Trust, for the benefit of the potential claimants of such funds, and shall be accounted for separately. Undeliverable securities shall be held in trust for the benefit of the potential claimants of such securities by the Liquidating Trust or, in the case of a holder of an Allowed Class 2 Claim, by the Indenture Trustee, in a number of shares sufficient to provide for the unclaimed amounts of such securities, and shall be accounted for separately.

                (ii)     Distribution  of Undeliverable
Property After it Becomes Deliverable and Failure to Claim Undeliverable Property. Any holder of an Allowed Claim who does not assert a claim for an undeliverable distribution held by the Liquidating Trust within two (2) years after the Effective Date shall no longer have any claim to or interest in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan. In such cases, any cash or securities held for distribution on account of such Claims shall become property of the Liquidating Trust.

     7.8   Distributions on Account of Unsecured Class 4
Claims. If Class 4 accepts the Plan, Trust Certificates representing 5.5% of the Class A Beneficial Interests in the Liquidating Trust shall be distributed, Pro Rata, to holders
of Allowed Claims  in Class  4.   The Liquidating Trust shall
not be required  to  make distributions of Trust Certificates to
holders of Allowed  Claims in   Class  4  until  the
Liquidating Trust has resolved its objections to Disputed Claims in Class 4, a process which shall be completed no later
than the first anniversary of the Effective Date.   Any
distributions of Cash to which the holders of Trust Certificates become entitled during this claims resolution period shall be distributed to the holders of Allowed Claims in Class 4, Pro Rata, with any accrued interest thereon at the time the Trust Certificates are distributed; provided, however,
that   such distribution  shall  be  reduced  by  any  taxes
paid   by   the Liquidating  Trust on account of interest or
other income  earned thereon.

     7.9 De Minimis Distributions. No Cash payment of less than twenty dollars ($20.00) to holders of Allowed Claims shall be made to any holder on account of an Allowed Claim unless a request therefor is made in writing to the Liquidating Trust.

     7.10 Failure to Negotiate Checks. Checks issued in respect of distributions to holders of Allowed Administrative Claims and Allowed Priority Claims (including Allowed Pre-Petition Tax Claims) under the Plan shall be null and void if not negotiated within 60 days after the date of issuance. Any amounts returned to the Liquidating Trust in respect of such checks shall be held in the Distribution Fund by the Liquidating Trust. Requests for reissuance of any such check may be made directly to the Liquidating Trust by the holder of the Allowed Claim with respect to which such check originally was issued. Any claim in respect of such voided check is required to be made within six months of the original issuance date of the check. Thereafter, all amounts represented by any voided check shall become unrestricted funds of the Liquidating Trust. All Claims in respect of void checks and the underlying distributions shall be discharged and forever barred from assertion against the Liquidating Trust and its property.

     7.11 Compliance with Tax Requirements. In connection with the Plan, to the extent applicable, the Liquidating Trust shall comply with all withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.

     7.12 Setoffs. Unless otherwise provided in a Final Order or in this Plan, the Liquidating Trust may, but shall not be required to, set off against any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever the Debtors may have against the holder thereof or its predecessor, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by any Debtor or the Liquidating Trust of any such Claims the Debtors or the Liquidating Trust may have against such holder or its predecessor.

     7.13   Fractional   Interests.   The  calculation   of
the percentage distribution of Wabash Securities to be made to holders of certain Allowed Claims as provided elsewhere in this Plan may mathematically entitle the holder of such an Allowed Claim to a fractional interest in such
Stock. The number of shares of Wabash Securities to be received by a holder of an Allowed Claim shall be rounded to
the next lower whole number  of shares.   The total number of
shares of Wabash Securities to be distributed to a class of Claims shall be adjusted as necessary to account for the
rounding provided for in this section.   Any fractional shares
that are rounded down and not issued to holders of Senior Notes shall be contributed to the Liquidating Trust.


                           ARTICLE 8

    TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     8.1   Rejection  of All Executory Contracts and  Leases
Not Assumed. The Plan constitutes and incorporates a motion by the Debtors to reject, as of the Effective Date, all pre-petition executory contracts and unexpired leases to which the Debtors are a party, except for any executory contract or unexpired lease that (i) has been assumed or rejected pursuant to a Final Order, or (ii) is the subject of a pending motion for authority to assume the contract or lease Filed by the Debtors prior to the Confirmation Date.

     8.2 Bar Date for Filing of Rejection Claims. Any Claim for damages arising from the rejection under this Plan of an executory contract or unexpired lease that was not subject to an earlier bar date must be Filed within thirty (30) days after the mailing of notice of Confirmation or be forever barred and unenforceable against the Debtors, the Estates, any of their affiliates and their properties and barred from receiving any distribution under this Plan.


                           ARTICLE 9

                  EFFECTS OF PLAN CONFIRMATION


     9.1 Transfers to Liquidating Trust are Free and Clear of Claims Against Debtors. As a result of the foreclosure and sale of the Debtors' assets contemplated by Articles 6.5 and
6.6 of this Plan, the assets transferred to the Liquidating Trust on behalf of and for the benefit of the holders of Allowed Claims shall be held by the Liquidating Trust free and clear of all liens, claims or interests in such property that arose before the Confirmation Date.

     9.2   No  Liability  for Solicitation or Participation.
As specified in section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of the Plan and/or that participate in the offer, issuance, sale, or
purchase   of securities offered or sold under the Plan, in good
faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation
or participation, for   violation  of  any  applicable  law,
rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale, or purchase of securities.

     9.3    Limitation  of  Liability.   None  of  the
Unsecured Creditors' Committee and its members and the professional Persons employed by the Unsecured Creditors' Committee; the Indenture Trustee and any professional
Persons  retained  by  it;   the Bondholders'  Committee and its
members and professional Persons employed by the Bondholders' Committee; the Liquidating Trust and any professional Persons retained by it; the Liquidating Trustee; Morris, Nichols, Arsht & Tunnell; Camhy Karlinsky & Stein; Price Waterhouse; Haynes and Boone, L.L.P.; Alvarez & Marsal, Inc.; and Oppenheimer & Co., Inc.; any of their affiliates nor any of their officers, directors, partners, associates, employees, members or agents (collectively the "Exculpated Persons"), shall have or incur any liability to any Person for any act taken or omission made in good faith in connection with or related to the Bankruptcy Cases or actions taken therein, including negotiating, formulating, implementing, confirming or consummating the Plan, the Disclosure Statement, or any contract, instrument, or other agreement or document created
in connection with the Plan.   The Exculpated  Persons shall
have no liability to any  Creditors  or Equity  Security
Holders for actions taken under the Plan, in connection therewith or with respect thereto in good faith, including, without limitation, failure to obtain Confirmation of the Plan or to satisfy any condition or conditions, or refusal to waive any condition or conditions, precedent to Confirmation or to the occurrence of the Effective Date. Further, the Exculpated Persons will not have or incur any liability to any holder of a Claim, holder of an Interest, or party-in-interest herein or any other Person for any act or omission in connection with or arising out of their administration of the Plan or the property to be distributed under the Plan, except for gross negligence or willful misconduct as finally determined by the Bankruptcy Court, and in all respects such persons will be
entitled to rely  upon the   advice  of  counsel  with  respect
to  their  duties   and responsibilities under the Plan.

     9.4 Other Documents and Actions. The Debtors, the DebtorsIn-Possession, the Indenture Trustee and Liquidating Trustee may execute such documents and take such other action as is necessary to effectuate the transactions provided for in the Plan.

     9.5   Post-Consummation  Effect of Evidences  of  Claims
or Interests.   Senior  Notes, Old Common  Stock  certificates,
Old Warrants and other evidences of Claims against or Interests in the Debtors shall, effective upon the Effective Date, represent only the right to participate in the
distributions contemplated by  the  Plan.   Holders of Old
Common Stock, Old Warrants, and Securities Claims will receive no distribution.

     9.6    Term  of  Injunctions  or  Stays.   Unless
otherwise provided,   all  injunctions  or  stays  provided  for
in   the Reorganization  Case  pursuant to sections  105  or
362 of the Bankruptcy Code or otherwise and in effect on the Confirmation Date shall remain in full force and effect until the Effective Date.


                           ARTICLE 10

              CONFIRMABILITY OF PLAN AND CRAMDOWN

     The  Debtors request Confirmation under section  1129(b)
of the  Bankruptcy  Code if any impaired class does not  accept
the Plan  pursuant to section 1126 of the Bankruptcy Code.   In
that event, the Debtor reserves the right to modify the Plan to the extent, if any, that Confirmation of the Plan under section 1129(b) of the Bankruptcy Code requires modification.


                           ARTICLE 11

                   RETENTION OF JURISDICTION


     Notwithstanding the entry of the Confirmation Order or the occurrence of the Effective Date, the Bankruptcy Court shall retain such jurisdiction over the Reorganization Case after the Effective Date as is legally permissible, including, without limitation, jurisdiction to:

          1. Allow, disallow, determine, liquidate, classify or establish the priority or secured or unsecured status of or estimate any Claim or Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim or Indenture Trustee expenses and the resolution of any and all objections to the allowance or priority of Claims or Interests;

          2. Grant or deny any and all applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan, for periods ending on or before the Effective Date;

          3. Resolve any motions pending on the Effective Date to assume, assume and assign or reject any executory contract or unexpired lease to which the Debtors are parties or with respect to which the Debtors may be liable and to hear, determine and, if necessary, liquidate, any and all Claims arising therefrom;

          4. Ensure that distributions to holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan;

          5.    Decide  or  resolve  any  and  all
applications, motions, adversary proceedings, contested or litigated matters and any other matters or grant or deny any applications involving the Debtors that may be pending on the Effective Date;

          6. Enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan or the Disclosure Statement;

          7.   Resolve any and all controversies, suits or
issues that   may   arise   in   connection   with   the
consummation, interpretation or enforcement of the Plan or any entity's obligations incurred in connection with the Plan, including the provisions of Article 9 hereof;

          8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, or to modify the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court Order, the Plan, the Disclosure Statement or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement, in such manner as may be necessary or appropriate to consummate the Plan, to the extent authorized by the Bankruptcy Code;

          9.    Issue  injunctions,  enter  and  implement
other orders  or  take  such  other actions  as  may  be
necessary  or appropriate   to  restrain  interference  by  any
entity   with consummation or enforcement of the Plan;

          10.   Enter  and implement such orders as are
necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

          11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with the Plan or the Disclosure Statement; and

          12. Enter an order concluding the Reorganization Case. If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including, without limitation, the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.


                           ARTICLE 12

                    MISCELLANEOUS PROVISIONS


     12.1 Fractional Dollars. Any other provision of the Plan notwithstanding, no payments of fractions of dollars will be made to any holder of an Allowed Claim. Whenever any payment of a fraction of a dollar to any holder of an Allowed Claim would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest whole dollar (up or down).

     12.2 Modification of Plan. The Debtors reserve the right, in accordance with the Bankruptcy Code, to amend or modify the Plan prior to the entry of the Confirmation Order. After the entry of the Confirmation Order, the Debtors and, after the liquidation of the Debtors, the Liquidating Trustee may, upon order of the Bankruptcy Court, amend or modify the Plan in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

     12.3 Withdrawal of Plan. The Debtors reserve the right, at any time prior to entry of the Confirmation Order, to revoke or withdraw the Plan. If the Debtors revoke or withdraw the Plan under this section 12.3 or if the Effective Date does not occur, then the Plan shall be deemed null and void. In that event, nothing contained in the Plan shall be deemed to constitute a waiver or release of any Claims by or against the Debtors or any other person, or to prejudice in any manner the rights of the Debtors or any other person in any further proceedings involving the Debtors.

     12.4 Governing Law. Except to the extent the Bankruptcy Code, the Bankruptcy Rules or the Delaware General Corporation Law are applicable, the rights and obligations arising under the Plan shall be governed by, and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

     12.5  Time.   In computing any period of time prescribed
or allowed by this Plan, the day of the act, event, or default from which the designated period of time begins to run shall
not  be included.   The  last  day of the period  so  computed
shall be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, a day on which weather or other conditions have made the clerk's office inaccessible, in which event the period runs until the end of the next day which is not one of the aforementioned days.
When the period of time prescribed or allowed is less than eight days, intermediate days that are not Business Days shall be excluded in the computation.

     12.6 Payment Dates. Whenever any payment to be made under the Plan is due on a day other than a Business Day, such payment will instead be made, without interest, on the next
Business Day.

     12.7 Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of the Plan nor in any manner affect the provisions of the Plan.

     12.8 Successors and Assigns. The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

     12.9   Severability  of  Plan  Provisions.   If   prior
to Confirmation any term or provision of the Plan, which does not govern the treatment of Claims or Interests or the conditions of the Effective Date, is held by the
Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force
and  effect and will  in  no  way  be  affected, impaired,   or
invalidated  by  such  holding,  alteration,   or
interpretation.   The  Confirmation  Order  shall  constitute
a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     12.10 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in the Plan shall be deemed as an admission by the Debtors with respect to any matter set forth herein, including, without limitation, liability on any Claim or the propriety of any Claims classification.

     12.11      Dissolution  of  Unsecured Creditors'
Committee. The Unsecured Creditors' Committee will be dissolved on the day after the Effective Date, and the members thereof shall be released and discharged of and from further authority, duties, responsibilities, liabilities and objections related to and arising from the Reorganization
Case.

     12.12 Notices. Notices to be provided under this Plan shall be transmitted as follows:


                    LIQUIDATING TRUSTEE


                    Chriss Street, Liquidating Trustee
                    Chriss Street & Company
                    1111 Bayside Drive, Suite 100
                    Corona del Mar, CA 92625-1755

                    with a copy to:


                    MORRIS, NICHOLS, ARSHT & TUNNELL
                    William H. Sudell, Jr. (No. 463)
                    Robert J. Dehney (No. 3578)
                    1201 North Market Street
                    P.O. Box 1347
                    Wilmington, Delaware 19899-1347



                    CAMHY KARLINSKY & STEIN LLP
                    David Neier
                    Elaine M. Laflamme (EL 7200)
                    Christina Chiaramonte (CC 9667)
                    1740 Broadway, 16th Floor
                    New York, New York 10019-4315


                    HAYNES AND BOONE, L.L.P.
                    Robin E. Phelan
                    901 Main Street, Suite 3100
                    Dallas, TX 75201

                    with a copy to:

                    John D. Penn
                    Haynes and Boone, L.L.P.
                    201 Main Street, Suite 2200
                    Fort Worth, TX 76102-3126

Dated:  _____________, 1998



                                         MORRIS, NICHOLS, ARSHT & TUNNELL

                                         _________________________________

                                         William H. Sudell, Jr.(No. 463)
                                         Robert J. Dehney (No.3578)
                                         Derek C. Abbott (No.3376)
                                         1201 N. Market Street
                                         P.O. Box 1347
                                         Wilmington, DE 19899
                                         (302) 658-9200

                                              and

                                         CAMHY KARLINSKY & STEIN LLP
                                         David Neier (DN 5391)
                                         1740 Broadway, 16th Floor
                                         New York, New York 10019-4315


                                           Attorneys for Debtors

                     EXHIBIT "A" TO THE PLAN


          LIQUIDATING TRUST AGREEMENT DATED JUNE 24, 1998